                                                                   EXHIBIT 10.14

                        ADMINISTRATIVE SERVICES AGREEMENT

                               "Yonkers/Briarcliff"

         This Administrative Services Agreement ("Agreement") is entered into as of October 8, 2001 ("Effective Date") by and among NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED, a New York corporation ("MANAGEMENT SERVICES") and YONKERS RADIATION MEDICAL PRACTICE, P.C., a New York professional corporation (the "PC").

                                    RECITALS

         A. The PC is a New York professional corporation that engages in the business of providing or arranging for the provision of health care services at Briarcliff Manor (the "Practice"), The PC has entered into and throughout the term of this Agreement may (if MANAGEMENT SERVICES does not do so itself as provided herein) continue to enter into arrangements with insurers, HMOs and other third-party payors ("Payors") to provide or arrange for the provision of health care services to persons covered by those Payors ("Enrollees").

         B. The PC has entered into written employment agreements with physicians and other health care providers and health care professionals ("Employed Providers") licensed to practice in the State of New York. The PC may also enter into independent contractor agreements with various physicians and other health care providers and health care professionals ("Contracting Providers") to assist the PC in providing or arranging for the provision of health care services to Enrollees and other patients of the PC (collectively, "Patients").

         C. MANAGEMENT SERVICES engages in the business of providing certain administrative and support services concerning the day-to-day affairs of radiation therapy offices.

         D. The PC desires to secure certain administrative and support services from MANAGEMENT SERVICES in connection with its operation of the Practice at Briarcliff Manor (the "Offices").

         E. This Agreement shall be in addition to and have no effect on the Administrative Services Agreement between PC and MANAGEMENT SERVICES at any other location.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                          I. RESPONSIBILITIES OF THE PC

         1.1. Sole Responsibility for All Medical and Professional Matters. All medical and professional matters relating to the provision of radiation therapy or oncology services at the Offices shall be the sole responsibility of the PC.

         1.2. Patient Referrals. The parties agree that the benefits to the PC hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangements for the provision of any item or service offered by MANAGEMENT SERVICES.

                   II. RESPONSIBILITIES OF MANAGEMENT SERVICES

         2.1. General Responsibility. MANAGEMENT SERVICES shall have general responsibility for providing fiscal services, administrative services, and other strategic and tactical support services to the PC with respect to the Practice at Briarcliff Manor. MANAGEMENT SERVICES shall perform all required functions in accordance with sound management techniques. Notwithstanding MANAGEMENT SERVICES's general and specific rights and responsibilities set forth in this Agreement, the PC shall have full authority and control with respect to all medical, professional and ethical determinations over the PC's Practice to the extent required by federal, state and local laws, rules and regulations. MANAGEMENT SERVICES shall not engage in activities which constitute the practice of medicine under applicable laws. MANAGEMENT SERVICES shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians employed by or contracting with the PC and the PC's Patients.

         2.2.     Responsibilities with Regard to Selected Patient-Related
Matters.

                  (a) MANAGEMENT SERVICES shall assist the PC, in accordance with criteria established by the PC, in the development and implementation of appropriate quality assurance programs, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies. Notwithstanding the foregoing, MANAGEMENT SERVICES shall not perform any duties that constitute the corporate practice of medicine in New York and all other states in which an Office at which the PC provides patient medical services is located.

                  (b) MANAGEMENT SERVICES shall provide advice on the establishment of fee schedules and coding services, consultation with PC with respect to coding personnel in an effort to be mutually satisfied with the selection of those personnel and consultation with PC on the establishment of new procedures to implement the coding services with training and consultation for ongoing performance.

                  (c) MANAGEMENT SERVICES shall provide advice on business strategy development including growth and development and the development of performance objectives.

                  (d) MANAGEMENT SERVICES shall provide services reasonably necessary for enhancing public relations for the PC's health care services and shall submit any public relations programs for prior review and revision, if necessary, and approval by the PC. Such public relations shall comply with applicable laws and regulations governing the use of promotional activities by the medical profession and with applicable standards of medical ethics.

         2.3.     Responsibilities with Regard to Selected Financial Matters.

                  (a) Billing. MANAGEMENT SERVICES shall submit on a timely basis all bills and necessary documentation required by Patients and Payors in order to obtain payment in connection with the PC's delivery of health care services at the Practice or its arrangement for the delivery of such services. In seeking such payment, MANAGEMENT SERVICES shall act as the PC's exclusive agent in billing and collecting professional fees, charges and other amounts owed to the PC. In this connection, the PC hereby appoints MANAGEMENT SERVICES, during the term of this Agreement, as the PC's true and lawful attorney-in-fact, with power of substitution, for the following purposes relating to the Practice:

                           (i)      To bill the PC's Patients on the PC's
                                    behalf.

                           (ii)     To collect accounts receivable generated by
such billings on the PC's behalf, including, where deemed appropriate by MANAGEMENT SERVICES and approved in advance by the PC, settling and compromising claims, assigning such accounts receivable to a collection agency or the bringing of legal action against a Patient or Payor on the PC's behalf.

                           (iii)    To receive payments on behalf of the PC from
Patients and Payors, to cause such payments to be deposited into appropriate depository accounts (each such depository account, a "Collections Account") and to write checks against or otherwise withdraw such payments to pay the PC Expenses (as hereinafter defined).

                  (b) Accounting. MANAGEMENT SERVICES shall direct and maintain the operation of an appropriate accounting system with respect to the PC's operation of the Practice which shall perform all bookkeeping and accounting services required for the operation of the Practice, including the maintenance, custody and supervision of business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems. Such accounting system shall allow MANAGEMENT SERVICES to prepare the reports specified in Section 2.3(c).

                  (c) Reporting. MANAGEMENT SERVICES shall present to the PC reports on the financial condition of the PC on the basis set forth below in clauses (i) and (ii) and such other reports that the PC may reasonably request, including daily activity reports, weekly analyses, alternative delivery system reports, backlog reports and the like. MANAGEMENT SERVICES also shall provide such reports as may be required by any regulatory agency having jurisdiction over the operations of the PC.

                  The reports initially required to be delivered to the PC under this Section 2.3(c) with respect to the Practice are as follows:

                           (i)      As soon as possible after the close of each
month, a balance sheet and a related statement of revenues and expenses showing the results of the PC's operations for the preceding month of the fiscal year and the year to date.

                           (ii)     As soon as possible after the close of each
fiscal year, a balance sheet and related statement of revenues and expenses showing the results of the PC's operations during that fiscal year.

                  (d) Malpractice Insurance. It is understood that the PC and its Employed Providers shall, at the PC's cost, at all times be covered by malpractice insurance with coverage in usual and customary amounts for practitioners of the same profession and specialties in New York and, if applicable, other states. The PC shall ensure that its written agreements with Contracting Providers who are physicians require such Contracting Providers to at all times be covered by malpractice insurance in amounts that are usual and customary for practitioners of the same profession and specialty in New York and, if applicable, other states. Such malpractice policies shall name MANAGEMENT SERVICES as an additional insured.

                  (e) Employed Providers. MANAGEMENT SERVICES shall assist the PC in the administration of any employee benefit plans established by the PC.

                  (f) Managed Care Agreements. MANAGEMENT SERVICES shall negotiate and administer all managed care agreements on behalf of the PC and shall consult with the PC on all professional and clinical matters relating thereto.

                           III. FINANCIAL ARRANGEMENTS

         3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee of $29,950. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

         3.2. Security Agreement; the PC Expenses. To secure the PC's payment obligations hereunder, the PC is concurrently herewith entering into a security agreement, in form acceptable to MANAGEMENT SERVICES, to grant to MANAGEMENT SERVICES a security interest in the accounts receivable of the PC and all of the PC's rights to receive payments under managed care contracts. The PC shall cooperate with MANAGEMENT SERVICES and execute all reasonably necessary documents in connection with the granting of such security interest.

         All payments on behalf of the PC from Patients and Payers shall be deposited into one or more Collection Accounts. To the extent the PC receives any such payments, the PC shall direct such payments to MANAGEMENT SERVICES for deposit in one or more Collection Accounts.

         3.3. Arbitration. Any controversy or claim arising out of or relating to this

Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the parties' decision to enter into this Agreement or the transactions contemplated hereby, shall be settled by binding arbitration. Each party shall select an arbitrator who has at least three (3) years experience in health care or medical practice management or in health care or medical practice dispute resolution. The arbitration proceedings shall be confidential and the arbitrators may issue appropriate protective orders to safeguard each party's confidential information. Such protective orders shall be enforceable by any court of competent jurisdiction. Except as specifically provided in this section, the arbitration shall be conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association. The two arbitrators shall agree upon any issue no later than thirty
(30) days after the date the second arbitrator has been engaged, and shall take into account the principles and objectives set forth in paragraph (b) below. If the two arbitrators cannot agree on a determination, then within five (5) days thereafter the two arbitrators shall select a third arbitrator, who shall have the same qualifications required for the first two arbitrators. No later than thirty (30) days after the date the third arbitrator is engaged, he or she shall determine which of the two positions best satisfies the provisions of the contract and the intent of the parties, taking into account the principles and objectives set forth in paragraph (b) below. The third arbitrator shall have no right to propose a middle ground between the two or to make any modification of the proposals of either party. The third arbitrator's determination shall be final and binding on all parties. The cost and expense of the third arbitrator shall be shared equally between the parties. If either party fails to engage an arbitrator as required hereunder, the arbitrator selected by the other party shall conduct the arbitration and make the final decision in accordance with this Section 3.3.

                  IV. REPRESENTATIONS AND WARRANTIES; COVENANTS

         4.1.     Representations and Warranties and Covenants of the PC.

                  (a) The PC hereby represents and warrants to MANAGEMENT SERVICES as follows:

                           (i)      The PC is and shall remain during the term
of this Agreement a professional corporation duly organized, validly existing and in good standing under the laws of the State of New York, actively engaged in the practice of medicine, and possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

                           (ii)     The PC has full corporate power and
authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding obligation of the PC, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of the PC is duly authorized to do so.

                           (iii)    The consummation of the transactions
contemplated by this Agreement will not: result in a breach of the terms, provisions, or conditions of or constitute a default under the Articles of Incorporation, By-Laws or other enabling or governing instruments of the PC or any agreement to which the PC is a party or by which it is bound; or, to the best knowledge of the PC, constitute a violation of any applicable law or regulation.

                  (b) The PC hereby covenants to MANAGEMENT SERVICES that it shall not, without the prior written consent of MANAGEMENT SERVICES, take any action to terminate or nullify, or release any Employed Provider from the terms of any noncompetition covenant set forth in any employment agreement between the PC and such Employed Provider.

         4.2. Covenants and Warranties of MANAGEMENT SERVICES. MANAGEMENT SERVICES hereby represents and warrants to the PC as follows:

                  (a) MANAGEMENT SERVICES is and shall remain during the term of this Agreement a corporation which is duly organized, validly existing and in good standing under the laws of the State of New York, possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

                  (b) MANAGEMENT SERVICES has full corporate power and authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding obligation of MANAGEMENT SERVICES, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of MANAGEMENT SERVICES is duly authorized to do so.

                  (c) The consummation of the transactions contemplated by this Agreement will not: result in any breach of the terms, provisions or conditions of or constitute a default under the Certificate of Incorporation, Bylaws or other enabling or governing instruments of MANAGEMENT SERVICES or any agreement to which MANAGEMENT SERVICES is a party or by which it is bound; or, to the best knowledge of MANAGEMENT SERVICES, constitute a violation of any applicable law or regulation.

                             V. TERM AND TERMINATION

         5.1 Initial and Renewal Term. The term of this Agreement will be for an initial period of five (5) years after the Effective Date, and shall be automatically renewed for successive one (1) year periods thereafter (collectively, the "Term"), provided that neither MANAGEMENT SERVICES nor the PC shall have given notice of termination of this Agreement at least ninety (90) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 5.2 of this Agreement.

         5.2      Termination.

                  (a) Termination by the PC. The PC may immediately terminate this Agreement at its discretion, upon written notice as follows:

                           (i)      If MANAGEMENT SERVICES becomes insolvent by
reason of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolved or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty (30) days;

                           (ii)     If the MANAGEMENT SERVICES fails to comply
with any material provision of this Agreement, or any other agreement with the PC, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by the PC specifying the nature of the breach in reasonable detail.

                  (b) Termination by MANAGEMENT SERVICES. MANAGEMENT SERVICES may terminate this Agreement without cause and solely in its discretion for any reason whatsoever upon thirty (30) days written notice to PC and may also immediately terminate this Agreement at its discretion upon written notice as follows:

                           (i)      If the PC becomes insolvent by reason of its
inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty
(30) days; or

                           (ii)     If the PC fails to comply with any material
provision of this Agreement with MANAGEMENT SERVICES, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by MANAGEMENT SERVICES specifying the nature of the breach in reasonable detail.

                  (c) Termination by Agreement. In the event the PC and MANAGEMENT SERVICES shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

                  (d) Legislative, Regulatory or Administrative Change. In the event there shall be a change in the Medicare or Medicaid statutes, federal statutes, state statutes, case laws, administrative interpretations, regulations or general instructions, the adoption of new federal or state legislation, or a change in any third-party reimbursement system, any of which are reasonably likely to materially and adversely affect the manner in which either party may perform or be compensated for its services under this Agreement or which shall make this Agreement or any related agreements unlawful or unenforceable, or which would be reasonably likely to subject either party to this Agreement, or any member, shareholder, officer, director, employee, agent or affiliated organization to any civil or criminal penalties or administrative sanctions, the parties shall immediately use their best efforts to enter into a new service arrangement or basis for compensation for the services furnished pursuant to this Agreement that complies with the law, regulation, or policy, or which minimizes the possibility of such penalties, sanctions or unenforceability, and that approximates as closely as possible the economic position of the parties prior to the change. If the parties are unable to reach a new agreement within a reasonable time, then either party may submit the issue to arbitration pursuant to Section 3.3 for the purpose of reaching an alternative arrangement that is equitable under the circumstances.

         5.3 Effects of Termination. Upon termination of this Agreement, as provided in this Article V, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Service Fee relating to services provided prior to the termination of this Agreement, (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, insurance, indemnities and non-competition provisions, which provisions shall survive the expiration or termination of this Agreement. In effectuating the provisions of this Section 5.3, the PC specifically acknowledges and agrees that if this Agreement terminates pursuant to Sections 5.2(b) or (d), MANAGEMENT SERVICES shall continue for a period not to exceed ninety (90) days to collect and receive on behalf of the PC on an exclusive basis all cash collections from accounts receivable in existence at the time this Agreement is terminated, it being understood that (a) such cash collections may be used to compensate MANAGEMENT SERVICES for services rendered prior to the termination of this Agreement, (b) MANAGEMENT SERVICES shall not be entitled to collect accounts receivable after the termination date of this Agreement is terminated pursuant to Section 5.2(a), and (c) the MANAGEMENT SERVICES shall deduct for such cash collections any other amounts owed to MANAGEMENT SERVICES under this Agreement, including, without limitation, any reasonable costs incurred by MANAGEMENT SERVICES in carrying out the post-termination procedures and transactions contemplated herein. MANAGEMENT SERVICES shall remit remaining amounts from such collection activities, if any, to the PC. Upon the expiration or termination of this Agreement for any reason or cause whatsoever, MANAGEMENT SERVICES shall surrender to the PC all books and records pertaining to the PC's Patient medical records and PC Records (as defined in Section 7.2).

                            VI. RESTRICTIVE COVENANTS

         6.1. Covenant Regarding Proprietary Information. In the course of the relationship created pursuant to this Agreement, the PC will have access to certain methods, trade secrets, processes, ideas, systems, procedures, inventions, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, policy manuals, financial data, form contracts, marketing ad other techniques, plans, materials, forms, copyrightable materials and trade information regarding the operations of MANAGEMENT SERVICES and/or of its Affiliates (collectively, the "Protected Parties"). The foregoing, together with the existence and terms of this Agreement, are referred to in this Agreement as "Proprietary Information". The PC shall maintain all such Proprietary Information in strict secrecy and shall not divulge such information to any third parties, except as may be necessary for the discharge of its obligations under this Agreement. The PC shall take all necessary and proper precautions against disclosure of any Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents. All officers, directors, employees and agents of the PC who will have access to all or any part of the Proprietary Information may be required to execute an agreement, at the reasonable request of MANAGEMENT SERVICES, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to MANAGEMENT SERVICES and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The Protected Parties not party to this Agreement are hereby specifically made third party beneficiaries of this Section 6.1, with the power to enforce the provisions hereof. Upon termination of this Agreement for any reason, the PC and each of its Employed Providers and Contracting Providers shall cease all use of any of the Proprietary Information and, at the request of MANAGEMENT SERVICES, shall execute such documents as may be necessary to evidence the PC's abandonment of any claim thereto. The parties recognize that a breach of this Section 6.1 cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Parties as their respective interests may appear.

         The obligations of the PC under this Section 6.1 shall not apply to information: (i) which is a matter of public knowledge on or becomes a matter of public knowledge after the Effective Date of this Agreement, other than as a breach of the confidentiality terms of this Agreement or as a breach of the confidentiality terms of any other agreement between the PC and MANAGEMENT SERVICES or its Affiliates; or (ii) was lawfully obtained by the PC on a nonconfidential basis other than in the course of performance under this Agreement and from some entity other than MANAGEMENT SERVICES or its Affiliates or from some person other than one employed or engaged by MANAGEMENT SERVICES or its Affiliates, which entity or person has no obligation of confidentiality to MANAGEMENT SERVICES or its Affiliates.

         6.2. Covenants Not to Compete During the Term. The parties recognize that the services to be provided by MANAGEMENT SERVICES shall be feasible only if the PC operates an active medical practice to which the PC and Employed Providers devote full time and attention. To that end:

                  (a) Restrictive Covenants by the PC. During the term of this Agreement, the PC shall not establish, operate or provide physician or other health care services at any medical office, clinic or other health care facility providing services substantially similar to those provided by the PC pursuant to this Agreement anywhere other than at the Offices and as may be approved in writing by MANAGEMENT SERVICES. The PC shall also not enter into any management or administrative services agreement or arrangement with any person or entity other than MANAGEMENT SERVICES without MANAGEMENT SERVICES's prior written approval.

                  (b) Restrictive Covenants by Employed Providers. All employment contracts between the PC and its Employed Providers shall name MANAGEMENT SERVICES as a third-party beneficiary to the contract and shall not be revised without the prior written consent of MANAGEMENT SERVICES. The contracts shall include noncompetition agreements with its Employed Providers who are physicians, the substance and form of which is set forth as Exhibit A hereto, and which the PC will enforce.

         6.3. Covenant Not to Compete Following Termination. For three (3) years following the termination of this Agreement by MANAGEMENT SERVICES pursuant to Section 5.2, the PC shall not enter into any management or administrative services agreement or any similar arrangement with any person or entity for the provision of the same or similar services as MANAGEMENT SERVICES provides to the PC under this Agreement.

         6.4. Covenant Not to Solicit. During the term of this Agreement and for three (3) years following the termination of this Agreement, the PC shall not:

                  (a) Directly or indirectly solicit, recruit or hire, or induce any party to solicit, recruit or hire any person who is an employee of, or who has entered into an independent contractor arrangement with, MANAGEMENT SERVICES or any Affiliate of MANAGEMENT SERVICES (excluding any person who performs patient services);

                  (b) Directly or indirectly, whether for itself or for any other person or entity, call upon, solicit, divert or take away, or attempt to solicit, call upon, divert or take away any of MANAGEMENT SERVICES's customers, business, or clients; or

                  (c) Disrupt, damage, impair or interfere with the business of MANAGEMENT SERVICES.

         6.5. Enforcement. MANAGEMENT SERVICES and the PC acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Article VI or of Article VII shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of
Article VI or Article VII relating to the restrictive period, scope of activity restricted and/or other provisions described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article VI or Article VII. The invalidity or non-enforceability of this Article VI or
Article VII in any respect shall not affect the validity or enforceability of the remainder of this Article VI or Article VII or of any other provisions of this Agreement.

                          VII. INFORMATION AND RECORDS

         7.1. Ownership of Records. At all times during and after the term of this Agreement, including any extensions or renewals hereof, all business records, including but not limited to, business agreements, books of account, general administrative records and all information generated under or contained in the management information system pertaining to MANAGEMENT SERVICES's obligations hereunder, and other business information of any kind or nature, except for Patient medical records and the PC's Records (as defined in Section 7.2), shall be and remain the sole property of MANAGEMENT SERVICES; provided that after termination of this Agreement the PC shall be entitled to reasonable access to such records and information, including the right to obtain copies thereof, for any purpose related to patient care or the defense of any claim relating to patient care or the business of MANAGEMENT SERVICES or the PC.

         7.2. The PC's Business and Financial Records. At all times during and after the term of this Agreement, the financial, corporate and personnel records and information relating exclusively to the business and activities of the PC, as distinguished from the business and activity of MANAGEMENT SERVICES, hereinafter referred to as "the PC's Records," shall be and remain the sole property of the PC.

         7.3. Access to Records. Each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party's obligations pursuant to this Agreement; provided, however, that such right shall not allow for access to records that must necessarily be kept confidential. Either party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section.

         7.4. Confidentiality of Records. MANAGEMENT SERVICES and the PC shall adopt procedures for maintaining the confidentiality of the records relating to the operations of MANAGEMENT SERVICES and the PC which do not constitute Proprietary Information, which information is not otherwise available to third parties publicly or by law, and shall comply with all applicable federal and state statutes and regulations relating to such records. Patient medical records and other privileged Patient information shall not be disclosed or utilized by the PC or MANAGEMENT SERVICES or their agents or employees except as required or permitted by applicable laws and regulations.

                               VIII. MISCELLANEOUS

         8.1. Independent Contractor Status of Parties. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership joint venture or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of such party pursuant to this Agreement, shall have any right or claim against the other party for Social Security benefits, workers' compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave or any other employee benefits of any kind.

         8.2. No Waiver. The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

         8.3. Notices. If, at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other party, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and to such address as either party may have furnished to the other party in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mall; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

         8.4. Assignment. Neither party may sell, transfer, assign, or otherwise convey its rights or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, MANAGEMENT SERVICES shall have the right to (a) assign its rights and/or delegate all or any of its obligations to any of its Affiliates; and/or (b) subcontract some portion of its obligations hereunder to a third party which is not an Affiliate of MANAGEMENT SERVICES, in each case without the consent of the PC.

         8.5. Successors and Assigns. Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         8.6. Severability. Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

         8.7. Third Parties. Except as provided in Article VII, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to or any liability to anyone not a party to this Agreement.

         8.8. Headings. The headings used in this Agreement are for convenience of reference only and shall have no force or effect in the construction or interpretation of the provisions of this Agreement.

         8.9. Time of the Essence. Time is of the very essence of each and all of the agreements, covenants and conditions of this Agreement.

         8.10. Governing Law. This Agreement shall be deemed made, executed and entered into and shall be governed by and construed in accordance with the internal laws of the State of Florida.

         8.11. Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         8.12. Indemnification. The PC shall indemnify, hold harmless and defend MANAGEMENT SERVICES, its officers, directors, shareholders, employees, agents and independent contractors (the "MANAGEMENT SERVICES Group") from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees and disbursements (a "MANAGEMENT SERVICES Loss")), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by MANAGEMENT SERVICES and/or its partners, agents, employees and/or subcontractors (other than MANAGEMENT SERVICES) during the term hereof except with respect to any MANAGEMENT SERVICES Loss which is the result of any gross negligence or willful misconduct by a member of the MANAGEMENT SERVICES Group. MANAGEMENT SERVICES shall indemnify, hold harmless and defend the PC, its officers, directors, partners employees, agents and independent contractors (the "the PC Group") from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable judgment attorneys' fees and disbursements) (a "the PC Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any acts of omissions by MANAGEMENT SERVICES and/or its shareholders, agents, employees and/or subcontractors during the term hereof except with respect to any the PC Loss which is the result of any gross negligence or willful misconduct by a member of the PC Group.

         8.13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (Briarcliff Manor) and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, between or among parties regarding the subject matter of this Agreement.

         8.14. Incorporation by Reference. All exhibits and other attachments to this Agreement are incorporated by reference into this Agreement by such reference.

         8.15. Amendments Only in Writing. This Agreement may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by the parties hereto.

         8.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

         8.17. Commercial Impracticability. No party to this Agreement shall be liable for any failure to perform its obligations hereunder where such failure results from any cause beyond that party's reasonable control, including, for example, an act of God, labor disturbance such as a strike or walkout, war, riot, fire, storm, accident, government regulation or interference, or mechanical, electronic or communications failure.

         8.18. Election of Remedies. The respective rights of the parties to this Agreement shall be cumulative. Each party shall have all other rights and remedies consistent with this Agreement as law and equity may provide. No exercise by any party of one right or remedy shall be deemed to be an exclusive election of rights or remedies.

         8.19. Survival. The provisions of Articles III, IV, V, VI, VII and VIII shall survive any termination of this Agreement.

         8.20. Third Party Beneficiaries. Except with respect to Affiliates of MANAGEMENT SERVICES, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to any Person not a party to this Agreement. The Affiliates of MANAGEMENT SERVICES are intended third party beneficiaries of this Agreement.

         8.21 Affiliate. An "Affiliate" of an entity means (i) any person or entity directly or indirectly controlled by such entity; (ii) any person or entity directly or indirectly controlling such entity; (iii) any subsidiary of such entity if the entity has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) such entity's parent entity if the parent has a fifty percent (50%) or greater ownership interest in the entity. For purposes of this Agreement, the PC is not an Affiliate of MANAGEMENT SERVICES.

         IN WITNESS WHEREOF, MANAGEMENT SERVICES and the PC have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

Signed in
the presence of:

/s/ Kathy Tolentino                  NEW YORK RADIATION THERAPY
---------------------------          MANAGEMENT SERVICES,
Printed name: Kathy Tolentino        INCORPORATED
(witness 1)

/s/ MARIA M. SUAREZ                  By: /s/ David Koeninger
---------------------------              --------------------
Printed name:  MARIA M. SUAREZ           David Koeninger
(witness 2)                              Chief Financial Officer

/s/ DEANNA HEMINGER                  YONKERS RADIATION MEDICAL
---------------------------          PRACTICE, P.C.
Printed name: DEANNA HEMINGER
(witness 1)                          By: /s/ Daniel E. Dosoretz
                                         ----------------------
/s/ MARIA M. SUAREZ                      Daniel E. Dosoretz, M.D.
---------------------------              President
Printed name: MARIA M. SUAREZ
(witness 2)

STATE OF FLORIDA  )
                  )
COUNTY OF LEE     )

         The foregoing instrument was acknowledged before me this 29 day of October, 2001 by David Koeninger, the Chief Financial Officer of New York Radiation Therapy Management Services, Incorporated, a New York corporation organized under the laws of the State of New

York, on behalf of the corporation, and by Daniel E. Dosoretz, M.D., the President of Yonkers Radiation Medical Practice, P.C., a New York professional corporation organized under the laws of the State of New York, on behalf of the corporation.

                                     Signature: /s/ MARIA M. SUAREZ
                                               --------------------
                                     Printed name: MARIA M. SUAREZ
                                     Notary Public
                  [SEAL]
          MARIA MARGARITA SUAREZ
         MY COMMISSION # CC 883146
          EXPIRES: February 26, 2004
        Bonded Thru Notary Public Underwriters

AdministrativeServicesAgreementBriarcliff
 GDS 10/18/01

                                    EXHIBIT A

                            NONCOMPETITION AGREEMENT

                   NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

                  A. During the term of this Agreement and any renewal period, Physician shall not undertake any professional service except as directed and authorized by [Employer] and shall not engage in any profession other than the rendition of the professional services as directed by [Employer].

                  B. In the event of the termination of this Agreement for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with [Employer], or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of [Employer] regularly admit patients, or (ii) within any county in which [Employer] or any of its Affiliates operate an Office, for a period of two (2) years after the date of such actual termination of this Agreement. The purpose of this covenant is to protect [Employer] from the irreparable harm it will suffer if Physician competes with [Employer] after having been introduced to [Employer]'s personnel and patients and after learning special medical procedures used by [Employer's physician providers, [Employer]'s business procedures, office and practice policies, and the special and confidential professional procedures developed by [Employer].

                  C. The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section B (the "Covenant Not to Compete"), [Employer] will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause [Employer] to suffer irreparable harm. The parties agree that [Employer]'s remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

                  D. In the event Physician breaches the Covenant Not to Compete, in addition to the injunctive relief to which [Employer] shall be entitled under the law, Physician shall immediately repay to [Employer] any amounts paid by [Employer] pursuant to section 3.B hereof after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. [Employer] may offset against any amounts owed Physician pursuant to this Agreement any amounts Physician owes [Employer] pursuant to paragraph E below for breach of the Covenant Not to Compete.

                  E. In addition to the injunctive relief to which [Employer] is entitled under the law and in addition to the payments provided for in paragraph D above and in order to compensate [Employer] for the damages it will incur in recruiting and compensating a replacement radiation oncologist and for the lost business it will suffer, in the event of a breach by Physician of the Covenant Not to Compete, Physician shall also pay to [Employer], as liquidated damages, a sum equal to a percentage of the gross billings of [Employer] for the twelve month period immediately preceding the termination of this Agreement. The percentage shall be that formed by dividing the number one by the number equal to the total number of physician providers of [Employer], including Physician, on the date of termination of this Agreement. The parties agree that, in the event of the breach by Physician of the Covenant Not to Compete, the actual amount of damages which would be incurred by [Employer] would be difficult to ascertain and prove, and that therefore the liquidated damages sum set forth herein would be reasonable and appropriate.

                  F. In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section B shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

AdministrativeServicesAgreementBriarcliff
GDS 10/18/01